UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 27, 2022

iBio, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-35023	26-2797813
(Commission File Number)	(IRS Employer Identification No.)

8800 HSC Parkway

Bryan, Texas 77807

(Address of principal executive offices and zip code)

(979) 446-0027

(Registrant’s telephone number including area code)

N/A

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	IBIO	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.     Results of Operations and Financial Condition.

On September 27, 2022, iBio, Inc. (the “Company”) issued a press release announcing its preliminary unaudited financial results for the fiscal quarter and year ended June 30, 2022. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 2.02 and in the press release attached as Exhibit 99.1 to this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information in this Item 2.02 and in the press release attached as Exhibit 99.1 to this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 3.03.	Material Modification to Rights of Security Holders.

At the Company’s Special Meeting of Stockholders held on June 30, 2022, the Company’s stockholders approved a proposal giving the Company’s Board of Directors (the “Board”) the option to effect a one for twenty-five (1-for-25) reverse stock split of the Company’s shares of common stock, par value $0.001 per share (the “Common Stock”), in the event that it deemed it advisable. On September 22, 2022, the Board approved a reverse stock split of the Company’s authorized, issued and outstanding shares of Common Stock at a ratio of one (1) share of Common Stock for every twenty-five (25) shares of Common Stock (the “Reverse Stock Split”). On September 27, 2022, the Company issued a press release announcing, among other things, the Reverse Stock Split. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Reverse Split

On September 22, 2022, the Board approved the Reverse Stock Split at a ratio of one (1) share of Common Stock for every twenty-five (25) shares of Common Stock issued and outstanding. The Company anticipates that the Reverse Stock Split will be effective on Friday, October 7, 2022 upon the filing of a Certificate of Amendment to the Company’s Certificate of Incorporation, as amended, with the Secretary of State of the State of Delaware. On Monday, October 10, 2022, the Common Stock will begin trading on a post-reverse split basis on the NYSE American under the same symbol “IBIO,” but with a new CUSIP number of 451033609.

Split Adjustment; Treatment of Fractional Shares

As a result of the Reverse Stock Split, each twenty-five (25) pre-split shares of Common Stock outstanding will automatically combine into one (1) new share of Common Stock without any action on the part of the holders, and the number of outstanding shares common stock will be reduced from 225,164,563 shares to 9,006,583 shares (subject to rounding of fractional shares, which will be paid in cash).

No fractional shares will be issued in connection with the Reverse Stock Split. Instead, stockholders who otherwise would be entitled to receive fractional shares will, upon surrender to the exchange agent of certificates representing their fractional shares, be entitled to receive cash in an amount equal to the product obtained by multiplying (i) the average of the closing sales prices of the Common Stock as reported on the NYSE American on the ten (10) trading days preceding the effective date of the amendment to the Certificate of Incorporation by (ii) the number of shares of Common Stock held by such stockholder before the Reverse Stock Split that would otherwise have been exchanged for such fractional share interest. Holders of as many as twenty-four (24) shares of Common Stock would be eliminated as a result of the cash payment in lieu of any issuance of fractional shares or interests in connection with the Reverse Stock Split.

Trading Symbol; New CUSIP

As stated above, after the Reverse Stock Split, the trading symbol for the Common Stock will continue to be “IBIO.” The new CUSIP number for the Common Stock following the Reverse Stock Split is 451033609.

Item 9.01.     Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit 99.1 is furnished with this Current Report on Form 8-K.

Exhibit Number	Exhibit Description
99.1	Press Release issued by iBio. Dated September 27, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 27, 2022	IBIO, INC.

	By:	/s/ Thomas F. Isett
		Name:	Thomas F. Isett
		Title:	Chairman and Chief Executive Officer